AIM BALANCED-RISK ALLOCATION FUND                                  SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:   10/31/2009
FILE NUMBER :        811 - 05426
SERIES NO.:          23

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                 1,647
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                    87
             Class C                   331
             Class R                     7
             Class Y                   332
             Institutional Class    20,366

74V.    1    Net asset value per share (to nearest cent)
             Class A               $ 10.72
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B               $ 10.68
             Class C               $ 10.68
             Class R               $ 10.71
             Class Y               $ 10.73
             Institutional Class   $ 10.73